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                                                                 Exhibit 10.28.1


                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of September 15, 1998, by and between NATURAL WONDERS, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 1, 1998, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 5.2 is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investments in fixed assets (inclusive of capitalized lease expenditures) in any fiscal year in excess of an aggregate of $ 6,700,000.00.

         2. Section 5.5 is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 5.5. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either incash ' stock or any other property on Borrower's or NWCMI's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's of NWCMI's stock now or hereafter outstanding; provided however, that Borrower may repurchase its common stock during the third and fourth fiscal quarters of fiscal year ending February 1, 1999 (so long as Borrower is and remains in compliance with all terms and conditions of this Agreement) up to an aggregate amount of $900,000.00 (inclusive of the amount already paid by Borrower in said fiscal year on account of stock repurchases."

         3. The following is hereby added to the Credit Agreement as Section
5.9:

                  "SECTION 5.9. year 2000 compliance. Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year


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         2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require."

         4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and -effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together-, as one document.

         -5. Borrower hereby remakes all representations-and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                    WELLS FARGO BANK,
     NATURAL WONDERS, INC.                          NATIONAL ASSOCIATION

     By:  /s/ Peter G. Hanelt                       By:   /s/ Karen Barone
        ------------------------------                 -------------------------
              Peter G. Hanelt                                 Karen Barone
              Chief Executive Officer                         Vice President